Exhibit 16.1

June 5, 2002



Securities and Exchange Commission
Washington, D.C.  20549

         Re:      Mid-Power Service Corporation (Commission File No. 2-85602-D)

Gentlemen:

We have read Item 4 of Mid-Power Service Corporation's Form 8-K dated June 4, 2002, and are in agreement with the statements contained therein as they relate to us.

Very truly yours,

/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
Orange, California